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Consent Of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-21093 on Form S-8.

/s/ Arthur Andersen LLP

Seattle, Washington
June 26, 2001

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Consent Of Independent Public Accountants